UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8- K/A

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2010 (June 2, 2009)

                               HAGUE CORP.

 (Exact name of registrant as specified in its charter)

Nevada	333-146533	20-8195578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 S. River Parkway Tempe, AZ	85284
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  214-701-8779

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

The following event was filed with the Securities and Exchange Commission on June 9, 2009. Following the description contained herein is a brief description of the recent events that impact the information previously filed under Item 1.01.

On November 4, 2008, Hague Corp. and its wholly-owned subsidiary, Solterra Renewable Technologies, Inc., a Delaware corporation (“Solterra”), and MKM Opportunity Master Fund, Ltd., MKM SP1, LLC and Steven Posner Irrevocable Trust (collectively, the “Noteholders”) entered into an agreement pursuant to which the Noteholders provided $1,500,000 to Hague in exchange for 3,525,000 shares of restricted Common Stock and 8% Senior Secured Convertible Debentures (and related security interests) in the aggregate principal amount of $1,500,000 (the “Notes”). On November 4, 2008, the parties executed certain agreements including, without limitation, the Notes, Security Agreements, Guarantee, Pledge Agreement and other related Transaction Documents, as those terms are defined in the Securities Purchase Agreement, dated November 4, 2008.

On June 2, 2009, the Noteholders executed a letter agreement to grant Hague a 120-day standstill period from June 1, 2009, pursuant to which the Noteholders agreed not to pursue any of their rights under the Transaction Documents pursuant to a letter agreement (the “Letter Agreement”). The Letter Agreement contemplates that Solterra, which is currently a wholly-owned subsidiary of Hague, will seek to raise private bridge financing of up to $400,000 and then up to $6,000,000 through the sale of securities pursuant to a private placement and/or the receipt of grants for Solterra. If Solterra cannot raise at least $2,000,000 by the end of the 120-day standstill period, then the Noteholders’ existing rights and remedies go back into full force and effect.

During the 120-day standstill period, at such time as the Solterra financing described above successfully raises at least $2.0 million from the sale of securities pursuant to the private placement offering and/or the receipt of grants, then the Noteholders shall have the right to move the Notes in their entirety down to Solterra and to convert the principal amount of the Notes and accrued interest thereon into common stock of Solterra at a 25% discount to the private placement common stock price per share, and to receive a proportional number of warrants and/or other securities sold in the private placement, if any, at a similar discount, pursuant to which the financing is raised.

The Letter Agreement provides for certain business restructuring actions, which restructuring is subject to the consent of Rice University (the licensor of the technology used by Solterra) and the following additional material terms:

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Upon conversion of the Noteholders’ Notes into Solterra common stock or the repayment of the Notes in full, the following shall occur: (i) all security interests, registration rights and other such rights and obligations of the Noteholders (as noteholders only and in no other capacity) shall be terminated, (ii) Richard Patton and, if elected, the other appointee of the Noteholders, shall resign from the Board of Directors of Hague, and (iii) the Noteholders, Hague and Solterra shall exchange general releases which shall pertain to all past actions of the Noteholders, as noteholders, stockholders or security holders in Hague or Solterra, as the case may be, so that all past causes of action that the Noteholders may allegedly have as noteholders or stockholders shall be extinguished;

•
The Noteholders shall receive warrants to purchase an aggregate of 1,000,000 shares of Hague common stock exercisable at $.25 per share for a period of 18 months with cashless exercise provisions which shall apply in the event no registration is effective at the time of exercise to cover the resale of the shares issuable upon exercise of the warrants;

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Oceanus Capital LLC agreed to exchange 2,350,000 shares of Hague common stock which it acquired since the completion of the Hague reverse merger for an identical number of shares of restricted common stock. Oceanus, Richard Chancis and Scott F. Koch agreed that any additional free trading shares acquired by them, if any, would be exchanged for unregistered restricted shares of Hague common stock on a one-for-one basis. Sound Capital, Inc. agreed to a 120-day lock-up of 440,00 shares owned by it not to publicly sell or otherwise transfer these shares other than pursuant to the terms of the pledge agreement;

•
Hague shall adopt a “Directors Manual: Public Corporation Governance and Guidelines,” which includes a Code of Business Ethics, in the form customarily adopted by smaller public companies and comply with all applicable provisions of the Sarbanes-Oxley Act of 2002;

•
After the completion of Solterra’s financing efforts, it will endeavor to become an independent public entity through a self-directed offering (which may consist of an initial public offering). Solterra’s Board will be expanded to include additional directors. Mr. Squires will remain Chief Executive Officer of one of these two companies with a new Chief Executive Officer to be identified and hired on commercially reasonable terms to run the other company. Mr. Squires shall serve as Chairman of the Board of Directors of the company in which he is Chief Executive Officer and he shall serve as a director of the other company. In the interim, until a new Chief Executive Officer is found for the company in which he chooses not to serve as Chief Executive Officer, he will serve as interim Chief Executive Officer until his replacement is hired;

•
Isaac Horton shall resign from the board of Hague (which, as of the date of this report, has not occurred) and the Noteholders may elect one of its managing members as a replacement. Mr. Horton will be considered as a possible board member of Solterra in the event that the Noteholders convert their entire indebtedness into securities of Solterra;

•	At such time as Hague has at least $250,000 in cash or cash equivalents in the bank, it will obtain and maintain directors and officers liability insurance of not less than $2,000,000; and

•
The provisions of the Letter Agreement (except as otherwise specified therein) shall automatically terminate and be of no further force and effect ab initio, as if the Letter Agreement never took place or upon the happening of one of the following events: (a) the entry of an order for relief against Hague or Solterra (or equivalent thereof) in any case under title 11 of the United States Code (or in connection with any case or proceeding involving Hague or Solterra under any state or federal insolvency law, (b) if Hague or Solterra fails to make any required payments under the terms of its agreements with Rice University or Arizona State University, but only where either university notifies Hague or Solterra that it is in default and that all opportunities to cure the default have past, or (c) upon a material default (breach) of the Letter Agreement by Hague or Solterra and after being given written notice of such default and at least five business days opportunity to cure the default.

Recent Development

In October 2009, the Standstill Agreement described above was amended to expire at the close of business on  December 1, 2009.  The Standstill Agreement provided for the resignation of Isaac Horton, which resignation occurred on November 12, 2009. On December 1, 2009, the Standstill Agreement expired and was not extended by the parties as of the date hereof. Prior to the expiration date of the Standstill Agreement, the Company agreed to release Oceanus Capital LLC from its agreement to exchange 2,350,000 shares of free trading Hague Common Stock for a like number of shares of restricted Common Stock.

A copy of the Letter Agreement is attached hereto as Exhibit 10.1 and incorporated herein in its entirety. The securities offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

10.1
Letter Agreement dated as of June 1, 2009 by and among Hague Corp. and its wholly-owned subsidiary, Solterra Renewable Technologies, Inc., and MKM Opportunity Master Fund, Ltd., MKM SP1, LLC and Steven Posner Irrevocable Trust, Oceanus Capital LLC, Sound Capital, Inc., Richard Chancis and Scott F. Koch. *

99.1	Press Release issued June 9, 2009. *

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* Previously filed.

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SIGNATURES

HAGUE CORP. (Registrant)

Dated: January 14, 2010	By:	/s/ Stephen Squires
Stephen Squires, Chief Executive Officer

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